                                                                      EXHIBIT 11
                                                                      ----------

                    ABERCROMBIE & FITCH CO. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)



                                                      Thirteen Weeks Ended
                                               ---------------------------------
                                                 November 1,      November 2,
                                                     1997             1996
                                               ---------------  ----------------

Net income                                            $10,403            $3,982
                                               ===============  ================

Common shares outstanding:

   Weighted average                                    51,050            45,919

   Dilutive effect of stock options                       587                26

   Weighted average treasury shares                       (43)               -
                                               ---------------  ----------------

   Weighted average used to calculate
     net income per share                              51,594            45,945
                                               ===============  ================

Net income per share                                     $.20              $.09
                                               ===============  ================


                                                     Thirty-nine Weeks Ended
                                               ---------------------------------
                                                 November 1,      November 2,
                                                     1997             1996
                                               ---------------  ----------------

Net income                                            $13,021           $ 4,157
                                               ===============  ================

Common shares outstanding:

   Weighted average                                    51,050            43,973

   Dilutive effect of stock options                       316                 9

   Weighted average treasury shares                       (38)               -
                                               ---------------  ----------------

   Weighted average used to calculate
     net income per share                              51,328            43,982
                                               ===============  ================

Net income per share                                     $.25              $.09
                                               ===============  ================